EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of December 18, 2013, is entered into by and among FOHG Holdings, LLC, a Delaware limited liability company (“Parent”), Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), HGI Funding, LLC, a Delaware limited liability company (“HGI Funding”) and each of the shareholders of the Company listed on Annex A hereto (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, FOHG Acquisition Corp., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner of, and has the right to vote and dispose of, that number of shares of common stock, par value $0.01 per share, of the Company (“Common Shares”), set forth opposite such Shareholder’s name on Annex B hereto (such shares, the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that each of the Shareholders agree, and each of the Shareholders is willing to agree, to the matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1.             Voting of Securities.

1.1           Voting Agreement. From the date hereof, and until the termination of this Agreement pursuant to Section 8, each Shareholder hereby agrees to vote (or cause to be voted) all of its Subject Shares: (i) in favor of the approval and adoption of the Merger and the Merger Agreement, at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments or postponement thereof, or pursuant to any consent in lieu of a meeting or otherwise, which such Shareholder has the right to so vote, and (ii) against (1) any Takeover Proposal or Superior Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Shareholder under this Agreement, and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Constituent Documents).

1.2           Irrevocable Proxy. Solely with respect to the matters described in Section 1.1, each Shareholder constitutes and appoints HGI Funding, from and after the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to Section 8 (at which point such constitution and appointment shall automatically be revoked), as such Shareholder’s attorney, agent and proxy (each such constitution and appointment, an “Irrevocable Proxy”), with full power of substitution, for and in the name, place and stead of such Shareholder, to vote and otherwise act with respect to all of such Shareholder’s Subject Shares at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments or postponement thereof, and in any action by written consent of the shareholders of the Company, on the matters and in the manner specified in Section 1.1. Each such proxy and power of attorney is irrevocable and coupled with an interest and, to the extent permitted under applicable Law, shall be valid and binding on any Person to whom such Shareholder may transfer any of its Subject Shares in breach of this Agreement. Each Shareholder hereby revokes all other proxies and powers of attorney with respect to all of such Shareholder’s Subject Shares that may have heretofore been appointed or granted with respect to the matters covered by Section 1.1, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Shareholder with respect thereto on the matters covered by Section 1.1. All authority herein conferred or agreed to be conferred by any Shareholder shall survive the death or incapacity of such Shareholder and any obligation of any Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Shareholder. It is agreed that HGI Funding will not use the Irrevocable Proxy granted by any Shareholder unless such Shareholder fails to comply with Section 1.1 and that, to the extent HGI Funding uses any such Irrevocable Proxy, it will only vote the Subject Shares subject to such Irrevocable Proxy with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.

1.3           Waiver of Charter Amendment. Reference is hereby made to that certain Series B Preferred Stock Purchase Agreement, dated as of March 15, 2013, by and between the Company and Five Island Asset Management LLC, a Delaware limited liability company and predecessor in interest to HGI Funding in and to the Series B Convertible Preferred Stock of the Company (the “Series B Preferred SPA”). From the date hereof until the termination of this Agreement pursuant to Section 8, and solely with respect to the Company Shareholders Meeting, HGI Funding hereby waives the Company’s obligation to submit the Proposed Certificate Amendment (as such term is defined in the Series B Preferred SPA) to its shareholders at such Company Shareholders Meeting (as defined in, and contemplated by, the Merger Agreement). For the avoidance of doubt, if such Company Shareholders Meeting does not occur, or this Agreement is terminated in accordance with its terms, the waiver set forth in this Section 1.3 shall be null and void, and the obligations of the Company set forth in Section 6.4 of the Series B Preferred SPA shall remain in full force and effect, unless and until HGI Funding determines, in its sole discretion, to affirmatively waive such obligations in writing.

1.4           Certain Written Consents and Waivers With Respect to the Merger.

(a)          TTG Apparel, LLC as holder of all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company, in accordance with Article 3(c), Section 3(b) of the Restated Certificate of Incorporation of the Company, as amended, and Section 903(a)(2) of the New York Business Corporation Law (the “NYBCL”) does hereby irrevocably consent to, and does hereby waive any and all rights to receive payment under Article 3(c), Section 4 of the Restated Certificate of Incorporation of the Company, as amended, in connection with, the Merger Agreement, and the transactions contemplated thereby, including the Merger.

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(b)          HGI Funding as holder of all of the issued and outstanding shares of Series B Convertible Preferred Stock of the Company, in accordance with Article 3(d), Section 3(b) of the Restated Certificate of Incorporation of the Company, as amended, and Section 903(a)(2) of the NYBCL does hereby irrevocably consent to, and does hereby waive any and all rights to receive payment under Article 3(d), Section 4 of the Restated Certificate of Incorporation of the Company, as amended, in connection with, the Merger Agreement, and the transactions contemplated thereby, including the Merger.

2.             Representations and Warranties of Each Shareholder.

Each Shareholder, severally, as to itself, represents and warrants to the Company as follows:

2.1           Binding Agreement. Such Shareholder has the legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and (i) if such Shareholder is a natural person, the execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement do not require any consent from such Shareholder’s spouse or any other person, and (ii) if such Shareholder is corporation or unincorporated business entity, such Shareholder has the requisite corporate or organizational power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Such Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

2.2           No Conflict. Neither the execution, delivery and performance by such Shareholder of this Agreement, nor the consummation by such Shareholder of the transactions contemplated hereby, nor the compliance by such Shareholder with any of the provisions hereof, will (a) if such Shareholder is not a natural person, conflict with or result in a breach of any provision of its organizational documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which such Shareholder is a party, (c) result in the creation of a security interest, lien, charge, encumbrance, or other similar claim on such Shareholder’s Subject Shares, or (d) violate or conflict with any Law, writ, injunction or decree applicable to such Shareholder or such Shareholder’s Subject Shares.

2.3           Ownership of Subject Shares. Such Shareholder is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of, and has the sole (or shared with one or more Shareholders) power to vote and dispose of, the Common Shares set forth opposite such Shareholder’s name on Annex B hereto, free and clear of any security interests, liens, charges, encumbrances, or other similar claims (including any voting agreement or other restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to this Agreement, the Rollover Agreement, federal securities Laws and Company trading policies.

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3.             Representations and Warranties of the Company.

The Company represents and warrants to the Shareholders as follows:

3.1           Binding Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.2           No Conflict. Neither the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, nor the compliance by the Company with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of its certificate of incorporation or by-laws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which it is a party, (c) require any consent, authorization or approval of any Person or (d) violate or conflict with any Law, writ, injunction or decree applicable to the Company.

4.             Transfer and Other Restrictions.

Until the earlier of (i) the termination of this Agreement pursuant to Section 8 and (ii) the date on which the Company Shareholder Approval is obtained:

4.1           Certain Prohibited Transfers. Each Shareholder agrees not to:

(a)           sell, sell short, transfer (including by gift), pledge, encumber, assign, deposit or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Subject Shares or any interest therein (a “Transfer”), other than in the case of a Shareholder who is a natural person, a Transfer of the Subject Shares held by such Shareholder to any member of such Shareholder’s immediate family, or upon the death of such Shareholder, to such Shareholder’s estate (a “Permitted Transfer”), provided that, as a condition to such Permitted Transfer, the transferee agrees to be bound as a Shareholder by the terms and conditions of this Agreement;

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(b)           with respect to any of its Subject Shares, grant any proxy or power of attorney or enter into any voting agreement or other arrangement relating to the matters covered by Section 1.1, other than this Agreement; or

(c)           Transfer any of its Common Shares into a voting trust.

4.2           Additional Securities. Without limiting any provisions of the Merger Agreement, in the event that a Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of any Common Shares or other securities of the Company after the execution of this Agreement, such Common Shares or other securities shall be subject to the terms, and shall constitute Subject Shares for all purposes, of this Agreement. In addition, in the event of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Common Shares on, of or affecting any Shareholder’s Subject Shares, then the terms of this Agreement shall apply to the Common Shares or other such securities of the Company held by such Shareholder immediately following the effectiveness of such event.

5.             Publication. Each Shareholder hereby permits the Company to publish and disclose such Shareholder’s identity and ownership of the Subject Shares, the nature of the such Shareholder’s commitments, arrangements and understandings pursuant to this Agreement, the text of this Agreement and/or any other information relating to the Shareholder required to be disclosed by applicable Law, in (a) press releases relating to the Merger Agreement, (b) the Schedule 13E-3 and the Proxy Statement, (c) any document required to be filed with the U.S. Securities and Exchange Commission or other regulatory agencies or required to be mailed by the Company to its shareholders relating to the Merger Agreement and (d) any other disclosures or filings required under the Merger Agreement or applicable Law relating to the Merger Agreement.

6.             Waiver of Appraisal and Dissenters' Rights. Each Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Shareholder may have by virtue of ownership of the Subject Shares.

7.             Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

8.             Termination. This Agreement shall terminate upon the first to occur of (a) the Effective Time, (b) the effectiveness of a notice of termination of the Merger Agreement in accordance with Article VII thereof and (c) the date that is one (1) year from the date of this Agreement. The termination of this Agreement in accordance with this Section 8 shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

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9.             Survival. The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement, provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement committed prior to such termination.

10.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by email, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

If to Parent or HGI Funding:

Harbinger Group Inc.

450 Park Avenue, 30th Floor

New York, NY 10019

Email: GCheliotis@Harbingergroupinc.com

Attention: Gus Cheliotis

with a copy to (which shall not constitute notice):

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Email: AKaye@milbank.com and RHlawaty@milbank.com

Attention: Alexander M. Kaye and Roland Hlawaty

If to the Company:

Frederick’s of Hollywood Group Inc.

6255 Sunset Boulevard, 6th Floor

Hollywood, CA 90028

Email: marci.frankenthaler@fredericks.com

Attention: Legal Department

with a copy to (which shall not constitute notice):

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-1901

Email: dmiller@graubard.com and plucido@graubard.com

Attention: David Alan Miller, Esq. and Paul Lucido, Esq.

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If to any Shareholder, to the address for such Shareholder set forth on Annex A hereto.

11.           Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

12.           Amendment; Release. This Agreement may not be modified, amended, altered or supplemented except by a written agreement between the Company, Parent, HGI Funding and any Shareholder, provided that any such modification, amendment, alteration or supplement shall be effective only with respect to such Shareholder.

13.           Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise by any Shareholder without the prior written consent of the Company and each of the Shareholders, except to another Person in connection with a Permitted Transfer. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

14.           Rights and Remedies. The Company’s rights and remedies in respect of a breach or threatened breach of this Agreement shall be as set forth in the Merger Agreement.

15.           Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16.           Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal Law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent permitted by Law, the Company hereby irrevocably agrees that any suit, action or other proceeding brought by it or its Affiliates against any Parent-Related Party or its Affiliates or its or their respective Representatives (including any lender agent or lender) shall be brought, heard and determined solely in such courts. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 10 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

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17.           Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 17.

18.           Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

19.           Capacity. Each Shareholder is entering into this Agreement solely in his or her capacity as the legal or beneficial owner of his or her Subject Shares (if any) and nothing herein shall limit or affect any actions taken by, or omissions of, any Shareholder or any of its Affiliates or Associates in the capacity of director or officer of the Company (including exercising rights under the Merger Agreement), and no such person who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer. Nothing in this Agreement shall be construed to prohibit, limit or restrict any Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

20.           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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21.           Interpretation. The subject headings of the Articles and Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement. References in this Agreement to Sections and Annexes are to the Sections and Annexes to this Agreement, unless the context requires otherwise. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the word “or” shall be disjunctive but not exclusive unless the context clearly prohibits that construction.

22.           Effectiveness. The obligations of the Shareholders under this Agreement shall not be effective or binding upon the Shareholders until such time as the Merger Agreement is executed and delivered by all of the parties thereto.

[Signatures on the following page]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused this Voting Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

FOHG HOLDINGS, LLC

By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Manager

HGI FUNDING, LLC

By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas J. Lynch
	Name:	Thomas J. Lynch
	Title:	Chief Executive Officer

TTG APPAREL, LLC

By:	/s/ Michael T. Tokarz
Name: Michael T. Tokarz
Title: Manager

TOKARZ INVESTMENTS, LLC

By:	/s/ Michael T. Tokarz
Name: Michael T. Tokarz
Title: Manager

FURSA ALTERNATIVE STRATEGIES LLC, on behalf of itself and certain funds and accounts affiliated with, or managed by, it or its Affiliates

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

ARSENAL GROUP, LLC

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

WILLIAM F. HARLEY

By:	/s/ William F. Harley
Name: William F. Harley

[Signature Page to Voting Agreement]

Annex A

Shareholders Party to this Agreement:

Shareholder	Address

Arsenal Group, LLC	Arsenal Group, LLC
21 Greene Avenue
Amityville, New York 11701

Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates	Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates
21 Greene Avenue
Amityville, New York 11701

Tokarz Investments, LLC	Tokarz Investments, LLC
287 Bowman Avenue
Purchase, New York 10577

TTG Apparel, LLC	TTG Apparel, LLC
287 Bowman Avenue
Purchase, New York 10577

William F. Harley	William F. Harley
Fursa Alternative Strategies LLC
21 Greene Avenue
Amityville, New York 11701

Annex B

Shareholder	Common Shares

Arsenal Group, LLC	11,359,292

Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates	5,692,041

Tokarz Investments, LLC	8,386,977

TTG Apparel, LLC	1,766,322

William F. Harley	474,047